Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS COMPLETES TROPICANA ENTERTAINMENT ACQUISITION

Transaction Further Expands Eldorado’s Scale

and Geographic Reach to 26 Gaming Facilities in Twelve States

Reno, Nev. (October 1, 2018) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) announced today that it completed its previously announced acquisition of Tropicana Entertainment Inc. (OTCQB: TPCA) (“Tropicana”). The transaction further increases the Company’s scale and is expected to be immediately accretive to Eldorado’s free cash flow and diluted earnings per share, inclusive of identified expected cost synergies of approximately $40 million expected to be realized in Eldorado’s first year of operation of Tropicana (and giving effect to the master lease described below). The combination creates a premier, diversified regional gaming platform with combined annual revenue of more than $2.7 billion and combined adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of approximately $697 million (before rent and after giving effect to the realization of synergies), in each case for the twelve months ended June 30, 2018 and giving effect to the acquisition of Grand Victoria Casino and the previously announced dispositions of Presque Isle Downs and Lady Luck Nemacolin.

Under the terms of the transaction, valued at approximately $1.85 billion, a subsidiary of Eldorado merged into Tropicana and Tropicana became a wholly owned subsidiary of Eldorado. Immediately prior to the merger, Tropicana sold Tropicana Aruba Resort and Casino and Gaming and Leisure Properties (NASDAQ: GLPI) (“GLPI”) acquired substantially all of Tropicana’s real estate, other than the real estate underlying MontBleu Casino Resort & Spa and Lumière Place Casino and Hotel (“Lumière Place”), for approximately $964 million and Eldorado acquired the real estate underlying Lumière Place for $246 million. Eldorado also entered into a 15-year master lease with GLPI pursuant to which Eldorado will lease the Tropicana real estate acquired by GLPI. Eldorado funded the purchase of the real estate underlying Lumière Place with the proceeds of a loan from GLPI and funded the $640 million of consideration payable by Eldorado in the merger and the repayment of amounts outstanding under the Tropicana credit facility with cash on hand at Eldorado and Tropicana, borrowings under Eldorado’s revolving credit facility and proceeds from its previously-announced offering of $600 million in aggregate principal amount of 6% senior notes due 2026. Eldorado will pay GLPI approximately $110 million in rent and interest in the first year.

The acquisition of Tropicana brings to Eldorado the operating assets of seven casinos in six states, including Nevada (the Tropicana Laughlin Hotel and Casino and the MontBleu Casino Resort & Spa in South Lake Tahoe), Indiana (Tropicana Evansville), Louisiana (Belle of Baton Rouge Casino & Hotel), Mississippi (Trop Casino Greenville), Missouri (Lumière Place) and New Jersey (Tropicana Casino and Resort, Atlantic City). These properties collectively include approximately 7,900 slot machines, 265 table games and approximately 5,400 hotel rooms, along with a number of dining, retail and entertainment amenities. As a result, Eldorado’s expanded property portfolio now features more than 27,500 slot machines and VLTs, more than 800 table games, over 12,500 hotel rooms and nearly 20,000 team members.

Gary Carano, Chairman and Chief Executive Officer of Eldorado, commented, “Our acquisition of Tropicana marks a continuation of Eldorado’s successful history of rapid growth through strategic, accretive acquisitions. Through this combination, we have significantly expanded the scale of our gaming operations, further diversified our geographic reach into new markets – some of which have already adopted sports wagering legislation — and minimized market-specific risk. We continue to focus on enhancing shareholder value through strategic transactions, return-focused property enhancements and opportunistic partnerships with third parties – including the Tropicana transaction, the Grand Victoria acquisition and our recent agreements with The Cordish Companies and William Hill PLC.

“We intend to reduce the initial purchase price multiple of the Tropicana transaction as we implement a range of operating disciplines designed to enhance margins by further improving customer service and the customer experience while focusing on promotion and other spending in all areas of the newly-acquired properties. We look forward to welcoming Tropicana’s team members to the Eldorado Resorts family.”

Tom Reeg, President and Chief Financial Officer of Eldorado, added, “With the acquisition of seven Tropicana properties, Eldorado enters two new gaming jurisdictions and adds financial and geographic diversity to our operating base. We have identified $40 million of synergies that we expect to realize over the next year. We believe the financing structure for the transaction, which includes a master lease of real estate acquired by GLPI, allows us to maintain financial flexibility for leverage reduction and continued transactional growth as we continue to own the majority of the underlying real estate across our remaining property portfolio.”

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty six properties in twelve states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, Ohio, and West Virginia. In aggregate, Eldorado’s properties feature more than 27,500 slot machines and VLTs and 800 table games, and over 12,500 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measurement. Eldorado defines adjusted EBITDA as operating income (loss) before depreciation and amortization, stock based compensation, transaction expenses, severance expense, costs and income associated with the disposition of Presque Isle Downs and Lady Luck Nemacolin and the terminated Vicksburg and Lake Charles sales, impairment charges, equity in income of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment and other regulatory gaming assessments, including the impact of the change in regulatory reporting requirement. Tropicana defines adjusted EBITDA as operating income (loss) before depreciation and amortization, transaction expenses, (gain) loss on asset disposal, insurance recoveries, real estate tax settlements and contract early termination costs. Grand Victoria Casino defines Adjusted EBITDA as operating income before depreciation and amortization, transaction expenses and dividends.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to our ability to promptly and effectively integrate the business of Eldorado, Tropicana and the Grand Victoria Casino and realize synergies resulting from the combined operations of Eldorado and the acquired companies; our ability to realize the expected benefits of our joint ventures with William Hill and The Cordish Companies; our substantial indebtedness and obligations under our master lease and the impact of such obligations on our operations and liquidity; competition; sensitivity of our operations to reductions in discretionary consumer spending and changes in general economic and market conditions; governmental regulations and increases in gaming taxes and fees in jurisdictions in which we operate; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg President and Chief Financial Officer Eldorado Resorts, Inc. 775/328-0112 investorrelations@eldoradoresorts.com	Joseph N. Jaffoni, Richard Land JCIR 212/835-8500 eri@jcir.com

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